Exhibit 99.1

First Niagara Financial Group sets new date to Announce 1st Quarter 2009 Results

Lockport, N.Y. – April 10, 2009 – First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced that it will release 2009 first quarter earnings before the market opens on Monday, April 13, 2009. A conference call will follow at 9:00 a.m. Eastern Time, in which management will discuss the Company’s financial results and business strategy, followed by a question-and-answer session.

Those wishing to participate in the call may dial toll-free 1-877-407-8111. A replay of the call will be available until April 27, 2009 by dialing 1-877-660-6853, account #240, ID # 319169.

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $9.3 billion and deposits of $5.9 billion as of December 31, 2008. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 113 branches and four Regional Market Centers across Upstate New York. For more information, visit www.fnfg.com.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com
Corporate Information

First Niagara Financial Group, Inc.	Transfer Agent and Registrar
6950 South Transit Road	American Stock Transfer & Trust Company
P.O. Box 514	6201 15th Avenue
Lockport, New York 14095-0514	Brooklyn, NY 11219
Telephone (800) 201-6621	Telephone 1-877-785-9670
www.fnfg.com	www.amstock.com